SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 26, 2004

AEROFLEX INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	000-02324	11-1974412
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

35 South Service Road, Plainview, New York		11803
(Address of Principal Executive Offices)		(Zip Code)

(516) 694-6700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 12.         Results of Operations and Financial Condition

Attached as Exhibit 99.1 is information reconciling certain pro forma information of the Registrant with the most directly comparable financial measure calculated in accordance with accounting principles generally accepted in the United States.

The information in this Form 8-K is being furnished under Item 12 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROFLEX INCORPORATED

	By:	/s/Michael Gorin
	Name:	Michael Gorin
	Title:	Vice Chairman, Chief Financial Officer and Principal Accounting Officer

Dated: February 26, 2004